Exhibit 5

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

March 27, 2015

The Men’s Wearhouse, Inc.

Twin Hill Acquisition Company, Inc.

Renwick Technologies, Inc.

TMW Merchants LLC

TMW Purchasing LLC

MWDC Holding Inc.

MWDC Texas Inc.

K&G Men’s Company Inc.

JA Holding, Inc.

JA Apparel Corp.

Nashawena Mills Corp.

Edera Inc.

Joseph Abboud Manufacturing Corp.

JA Apparel, LLC

Jos. A. Bank Clothiers, Inc.

The Joseph A. Bank Mfg. Co., Inc.

TS Servicing Co., LLC

c/o The Men’s Wearhouse, Inc.

6380 Rogerdale Road

Houston, TX 77072

Re:                             Registration Statement on Form S-4

Ladies and Gentlemen:

We are counsel to The Men’s Wearhouse, Inc., a Texas corporation (the “Issuer”), the Guarantors listed on Schedule I hereto (the “MW Guarantors”) and the Guarantors listed on Schedule II hereto (the “JOSB Guarantors” and, together with the MW Guarantors, the “Guarantors”), and have acted as such in connection with the filing of a Registration Statement on Form S-4 on the date hereof (as it may be amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), covering up to $600,000,000 in aggregate principal amount of new 7.00% Senior Notes due 2022 (the “New Notes”) of the Issuer, unconditionally guaranteed by the Guarantors, to be offered in exchange for all outstanding 7.00% Senior Notes due 2022 (the “Original

NEW YORK    WASHINGTON    PARIS    LONDON    MILAN    ROME    FRANKFURT    BRUSSELS

in alliance with Dickson Minto W.S., London and Edinburgh

The Men’s Wearhouse, Inc.

Twin Hill Acquisition Company, Inc.

Renwick Technologies, Inc.

TMW Merchants LLC

TMW Purchasing LLC

MWDC Holding Inc.

MWDC Texas Inc.

K&G Men’s Company Inc.

JA Holding, Inc.

JA Apparel Corp.

Nashawena Mills Corp.

Edera Inc.

Joseph Abboud Manufacturing Corp.

JA Apparel, LLC

Jos. A. Bank Clothiers, Inc.

The Joseph A. Bank Mfg. Co., Inc.

TS Servicing Co., LLC
March 27, 2015

Notes”) of the Issuer, unconditionally guaranteed by the Guarantors and originally issued and sold in reliance upon exemptions from registration under the Securities Act.

The Original Notes were issued under, and the New Notes will be issued under, the Indenture, dated as of June 18, 2014 (as supplemented, the “Indenture”), by and among the Issuer, the MW Guarantors and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”), as supplemented by a Supplemental Indenture, dated as of June 18, 2014, by and among the Issuer, the JOSB Guarantors and the Trustee.  The exchange of the Original Notes for the New Notes will be made pursuant to an exchange offer contemplated by the Registration Statement (the “Exchange Offer”).  As used herein, the term “Registrants” refers to the Issuer and the Guarantors.

We have examined originals or copies, certified or otherwise, identified to our satisfaction, of (a) the form of New Notes, (b) the Indenture and (c) the respective certificates of incorporation (or equivalent), as amended, and by-laws (or equivalent) of the Registrants.

We have also examined original, reproduced or certified copies of such records of the Registrants as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, agreements, documents, instruments and certificates of the Registrants submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due authorization, execution and delivery of all documents and agreements (including the Indenture) by all parties thereto (other than the Registrants) and the binding effect of such documents and agreements on all such parties (other then the Registrants); (iv) the legal rights and power of all such parties (other than the Registrants) under all applicable laws and regulations to enter into, execute and deliver such agreements and documents; and (v) the capacity of natural persons.  As to all questions of fact material to such opinions, we have relied without independent check or

The Men’s Wearhouse, Inc.

Twin Hill Acquisition Company, Inc.

Renwick Technologies, Inc.

TMW Merchants LLC

TMW Purchasing LLC

MWDC Holding Inc.

MWDC Texas Inc.

K&G Men’s Company Inc.

JA Holding, Inc.

JA Apparel Corp.

Nashawena Mills Corp.

Edera Inc.

Joseph Abboud Manufacturing Corp.

JA Apparel, LLC

Jos. A. Bank Clothiers, Inc.

The Joseph A. Bank Mfg. Co., Inc.

TS Servicing Co., LLC
March 27, 2015

verification upon certificates of the Registrants, and their respective officers, employees, agents and representatives; and certificates of public officials.

A.                                    Based on the foregoing and subject to the qualifications and limitations expressed below, we are of the opinion that:

1. The execution and delivery of the Indenture have been duly authorized by the Registrants, and the Indenture constitutes a legal, valid and binding obligation of the Registrants enforceable against the Registrants in accordance with the terms thereof.

2. The New Notes have been duly authorized by the Issuer and, when duly executed by the proper officers of the Issuer, duly authenticated by the Trustee and issued by the Issuer in accordance with the terms of the Indenture and the Exchange Offer, will constitute legal, valid and binding obligations of the Issuer, will be entitled to the benefits of the Indenture and will be enforceable against the Issuer in accordance with the terms thereof.

3. The guarantees of the New Notes by the Guarantors have been duly authorized by the Guarantors and, when the New Notes are duly executed by the proper officers of the Issuer, duly authenticated by the Trustee and issued by the Issuer in accordance with the terms of the Indenture and the Exchange Offer, the guarantees of the New Notes will constitute legal, valid and binding obligations of the Guarantors, will be entitled to the benefits of the Indenture and will be enforceable against the Guarantors in accordance with the terms thereof.

B.                                    The foregoing opinions are subject to the following qualifications:

The opinions set forth in paragraphs A.1 through and including A.3 above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting

The Men’s Wearhouse, Inc.

Twin Hill Acquisition Company, Inc.

Renwick Technologies, Inc.

TMW Merchants LLC

TMW Purchasing LLC

MWDC Holding Inc.

MWDC Texas Inc.

K&G Men’s Company Inc.

JA Holding, Inc.

JA Apparel Corp.

Nashawena Mills Corp.

Edera Inc.

Joseph Abboud Manufacturing Corp.

JA Apparel, LLC

Jos. A. Bank Clothiers, Inc.

The Joseph A. Bank Mfg. Co., Inc.

TS Servicing Co., LLC
March 27, 2015

creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.  We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act (and the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law) and the Federal laws of the United States.  The opinions expressed herein are expressed as of the date hereof and we undertake no duty or obligation to update such opinions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement.  We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

Schedule I

MW Guarantors

Name	State of Incorporation
Twin Hill Acquisition Company, Inc.	California

Renwick Technologies, Inc.	Texas

TMW Merchants LLC	Delaware

TMW Purchasing LLC	Delaware

MWDC Holding Inc.	Delaware

MWDC Texas Inc.	Delaware

K&G Men’s Company Inc.	Delaware

JA Holding, Inc.	Delaware

JA Apparel Corp.	Delaware

Nashawena Mills Corp.	Massachusetts

Edera Inc.	New York

Joseph Abboud Manufacturing Corp.	Delaware

JA Apparel, LLC	Delaware

Schedule II

JOSB Guarantors

Name	State of Incorporation
Jos. A. Bank Clothiers, Inc.	Delaware

The Joseph A. Bank Mfg. Co., Inc.	Delaware

TS Servicing Co., LLC	Delaware